UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2015

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 18, 2015, the board of directors (the “Board”) of Hampshire Group, Limited (the “Company”) appointed Thomas J. Doyle, Jr. to serve as a member of the Board until his successor shall be elected and qualified on the earlier of death, resignation or removal in the manner provided for in the Company’s by-laws. Other than an indemnification agreement between the Company and Mr. Doyle expected to be entered into in the near future, there are no arrangements or understandings between Mr. Doyle and any other person pursuant to which he was selected to serve on the Board. No determination has been made as to the appointment of Mr. Doyle to any committees of the Board. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Doyle has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

On January 18, 2015, the Board appointed Brett H. Fialkoff to serve as a member of the Board until his successor shall be elected and qualified on the earlier of death, resignation or removal in the manner provided for in the Company’s by-laws. Other than an indemnification agreement between the Company and Mr. Fialkoff expected to be entered into in the near future, there are no arrangements or understandings between Mr. Fialkoff and any other person pursuant to which he was selected to serve on the Board. No determination has been made as to the appointment of Mr. Fialkoff to any committees of the Board. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Fialkoff has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01      Regulation FD Disclosure.

On January 22, 2015, the Company issued a press release (the “Press Release”) which announced the appointment of Mr. Doyle and Mr. Fialkoff as disclosed above. A copy of the Press Release, as corrected, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.     Description

99.1          Press Release of Hampshire Group, Limited dated January 22, 2015 (corrected).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Trey A. Darwin
Name: Trey A. Darwin
Title: Vice President and Chief Financial Officer

Dated: January 22, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Hampshire Group, Limited dated January 22, 2015 (corrected).